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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 2, 1996
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                          Center Banks Incorporated
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            (Exact name of registrant as specified in its charter)


Delaware                                   0-18513                           16-1368745
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
(State or other                            (Commission                       (IRS Employer
jurisdiction of                            File Number)                      Identification No.)
incorporation)


33 E. Genesee Street
Skaneateles, New York                                                 13152
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(address of principal executive office)                             (Zip Code)


Registrant's Telephone number, including area code:  (315) 685-2265
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                                Not applicable
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(Former name or former address, if changed since last report)


                                                              Page 1 of 4 pages.
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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

       On February 6, 1996, Registrant and its wholly owned subsidiary, Skaneateles Savings Bank ("Skaneateles" or the "Bank"), entered into a certain Purchase and Assumption Agreement (the "Agreement") with Cicero Bank, a New York State chartered commercial bank ("Cicero"), pursuant to which Skaneateles will acquire substantially all of Cicero's assets and assume substantially all of Cicero's deposit liabilities, subject to regulatory approvals and the favorable vote of Cicero's shareholders.

       Assets to be acquired include Cicero's sole banking branch and the improvements and equipment located therein, and Cicero's loan portfolio. All assets will be valued at their book value as of the last day of the month preceding the closing of the transactions contemplated by the Agreement, net of loan loss reserves of $569,000. At December 31, 1995, Cicero had total loans of approximately $15,706,000, net of a loan loss reserve of approximately $217,000. The book value of the other assets to be acquired was approximately $661,000 at December 31, 1995.

       Skaneateles will pay the purchase price for the assets by assumption of Cicero's deposit liabilities and certain specified contractual obligations, such as safe deposit box contracts and miscellaneous lease obligations, entered into by Cicero in the ordinary course of its business, valued at their book value as of the last day of the month preceding the closing. At December 31, 1995, Cicero's deposit liabilities were approximately $21,319,000.

       The parties intend that the value of the liabilities assumed by Skaneateles will equal the value of the assets being acquired. Under the Agreement, to the extent that the liabilities being assumed by Skaneateles exceed the book value of the assets being acquired, Cicero will, at the closing, make a payment to Skaneateles in the form of cash or assignment of marketable securities having a value equal to the amount of the shortfall. The Agreement provides for a post-closing verification of this amount.

       The Agreement contains customary representations, warranties and covenants by Cicero with respect to its business and the assets being acquired and liabilities being assumed by Skaneateles.

       Closing of the transactions contemplated by the Agreement is subject to several conditions, primarily receipt of regulatory approvals and the favorable vote of Cicero's shareholders holding two-thirds of Cicero's outstanding common stock. Directors and officers of Cicero, who together with certain of their affiliates hold approximately 50% of Cicero's outstanding common stock, have committed to Registrant to vote their respective shares in favor of the transaction. Registrant anticipates closing to occur in June 1996.

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       Following the closing, Registrant intends to conduct its banking business through Skaneateles at the location acquired, and Cicero intends to dissolve and liquidate. At the closing, Cicero will deposit into escrow for the benefit of Registrant and Skaneateles the sum of $225,000 as security for any damages they may incur as a result of Cicero's breach of any representation, warranty or obligation on its part contained in the Agreement, such escrow to exist for one year after the closing or until any disputes between the parties are resolved.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial statements of business acquired.

(b)           Pro forma financial information.

              It is impracticable for Registrant to provide the required financial statements and pro forma financial information at this time. Registrant intends to file such information as soon as practicable, but in any event before April 20, 1996.

(c)           Exhibits.
              (2.1)  Purchase and Assumption Agreement dated February 2, 1996





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Center Banks Incorporated
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                                             (Registrant)


                                        By:  /s/ J. Daniel Mohr
                                            -------------------
                                                J. Daniel Mohr
                                                 Treasurer

Dated February 20, 1996





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